PRINCIPAL INVESTORS FUND, INC.
                          LARGECAP GROWTH FUND SERIES
                             TECHNOLOGY FUND SERIES
                        PROSPECTUS/INFORMATION STATEMENT

This prospectus/information statement is being furnished in connection with a special meeting of the shareholders of the Technology Fund, a series of Principal Investors Fund, Inc. ("Investors Fund"), to be held at 2:00 p.m. C.S.T., on November 20, 2002, at the offices of Principal Management Corporation, 680 8th Street, Des Moines, Iowa 50392-0200.

At the meeting, shareholders of the Technology Fund will vote on a Plan of Acquisition ("Plan"). Under the Plan, if approved, the LargeCap Growth Fund, another series of the Investors Fund, will acquire all the assets and assume all the liabilities of the Technology Fund and issue in exchange shares of its Preferred Class, Advisors Preferred Class, Select Class, Advisors Select Class, Institutional Class, and Class J common stock. The Technology Fund will immediately redeem all its outstanding Preferred Class, Advisors Preferred Class, Select Class, Advisors Select Class, Institutional Class, and Class J shares by distributing the LargeCap Growth Fund shares of the same classes to its shareholders. As a result, a shareholder of the Technology Fund will have the same amount invested in the same share class of the LargeCap Growth Fund that each has invested in those share classes of the Technology Fund at the time the transaction is completed. The manager of the Investors Fund, Principal Management Corporation, has agreed to pay all expenses incurred by the Technology Fund in connection with the Plan.

The Technology Fund and the LargeCap Growth Fund are each a series of the Investors Fund, which is a Maryland corporation organized by Principal Life Insurance Company ("Principal Life") and registered as an open-end, management investment company under the Investment Company Act of 1940 (the "Investment Company Act"). The primary investment objective of the Technology Fund and the LargeCap Growth Fund is to seek long-term growth of capital. The Technology Fund pursues the investment objective by investing at least 80% of its assets in common stocks and other securities of technology and telecommunications companies while the LargeCap Growth Fund invests at least 80% of its assets in companies with large market capitalizations (those with market capitalizations similar to companies in the Russell 1000 Growth Index). While the LargeCap Growth Fund is not required to invest in "technology" companies, approximately 20% of its assets are currently invested in such companies.

This prospectus/information statement sets forth concisely the information you should know before voting on the proposed Plan. You should retain it for future reference.

The prospectuses and Statements of Additional Information for the LargeCap Growth Fund and the Technology Fund dated May 21, 2002 have been filed with the Securities and Exchange Commission ("SEC") and are available without charge by writing to the Investors Fund or its manager at their principal executive offices, 680 8th Street, Des Moines, Iowa 50392-0200 or by telephoning toll-free 1-800-247-4123. The prospectuses of the LargeCap Growth Fund and the Technology Fund dated May 21, 2002 and the Statement of Additional Information dated October 16, 2002 relating to this prospectus/information statement are incorporated herein by reference. As a shareholder of the Technology Fund, you previously received a current prospectus for the LargeCap Growth Fund in a prospectus that combines these and other series of the Investors Fund. A copy of the prospectus may be obtained as described above.

                             _____________________

THE SEC HAS NOT APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OF THIS PROSPECTUS/INFORMATION STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                              _____________________

                    The date of this prospectus/information
                         statement is October 16, 2002

                        PROSPECTUS/INFORMATION STATEMENT

                               TABLE OF CONTENTS


INTRODUCTION AND VOTING INFORMATION...................................     5
  Special Meeting; Voting.............................................     5
  Additional Information..............................................     5
SUMMARY ..............................................................     7
  The Plan............................................................     7
  Reasons for the Plan................................................     7
  Investment Objectives and Policies..................................     8
  Investment Advisory Services........................................     8
  Fees and Expenses of the Series.....................................     8
  Purchases...........................................................     12
  Ongoing Fees........................................................     12
  Distribution (12b-1) Fees...........................................     12
  Exchanges...........................................................     12
  Redemption Procedures and Fees......................................     12
  Dividends and Distributions.........................................     12
  Federal Income Tax Consequences of the Proposed Combination.........     13
  Costs and Expenses..................................................     13
  Continuation of Shareholder Accounts................................     13
PRINCIPAL RISK FACTORS................................................     13
THE PLAN..............................................................     14
  Plan of Acquisition.................................................     14
  Description of Securities to be Issued..............................     14
  Reasons for the Proposed Combination................................     15
  Federal Income Tax Consequences.....................................     15
  Capitalization......................................................     16
MANAGEMENT'S DISCUSSION OF SERIES PERFORMANCE.........................     17
COMPARISON OF INVESTMENT OBJECTIVES, POLICIES AND RESTRICTIONS........     18
ADDITIONAL INFORMATION ABOUT THE SERIES...............................     21
PROPOSALS OF SHAREHOLDERS.............................................     21
OTHER BUSINESS........................................................     21

APPENDIX A: FORM OF PLAN OF ACQUISITION ...............................    22

                      INTRODUCTION AND VOTING INFORMATION

SPECIAL MEETING; VOTING
-----------------------
We are furnishing this prospectus/information statement to you as a shareholder of the Technology Fund which is a series of Principal Investors Fund, Inc., in connection with a special meeting of the shareholders of the Technology Fund to be held on November 20, 2002. The purpose of the meeting is to vote on a Plan of Acquisition for the Technology Fund. A copy of the Plan of Acquisition is included as Appendix A. The Plan provides for the combination of the Technology Fund with the LargeCap Growth Fund, which is also a series of Principal Investors Fund, Inc., as more fully described below. The prospectus/information statement is first being furnished to shareholders on or about October 16, 2002.

THE BOARD OF DIRECTORS OF THE INVESTORS FUND HAS APPROVED THE PLAN AND RECOMMENDS THAT THE SHAREHOLDERS OF THE TECHNOLOGY FUND VOTE FOR THE PLAN AND THE TRANSACTIONS WHICH IT CONTEMPLATES.

Shareholders of record of the Technology Fund at the close of business on September 16, 2002, the record date, are entitled to vote at the meeting. As of the record date, the Technology Fund had the following shares outstanding and entitled to be voted.

                        OUTSTANDING
     SHARE CLASS           SHARES
     -----------        -----------
  Advisors Preferred      100,115.68
  Advisors Select         138,229.03
  Preferred               242,713.54
  Select                  100,115.68
  Institutional         1,265,476.89
  Class J                 532,303.52

Shareholders of the Technology Fund are entitled to one vote for each share of each Class held at their respective meeting. A quorum for the Technology Fund must be present at the meeting for the transaction of business. The holders of record of one-third of the shares outstanding at the close of business on the record date present at the meeting will constitute a quorum for the meeting. The approval of the Plan by the Technology Fund requires the affirmative vote of a majority of all the votes entitled to be cast by shareholders of the Technology Fund. Abstentions and broker non-votes (votes from brokers or nominees indicating that they have not received instructions from the beneficial owners on an item for which the broker or nominee does not have discretionary power) are counted toward a quorum but do not represent votes cast for the Plan or any other issue. If the shareholders of the Technology Fund do not approve the Plan, the Board will consider possible alternative arrangements, and Principal Management Corporation (the "Manager") will continue to manage the Technology Fund.

Proxies of the shareholders of the Technology Fund are not being solicited because Principal Life Insurance Company owned a majority of the outstanding shares of the Technology Fund as of the record date, and is expected to be present at the meeting and to vote in favor of the proposal to approve the Plan.

ADDITIONAL INFORMATION
----------------------
On September 16, 2002, the directors and officers of the Investors Fund together owned less than 1% of each of the Technology Fund's outstanding shares. Principal Life, Des Moines, Iowa, 50392-0200, an Iowa life insurance company and the parent of the Manager of the Technology Fund, owned of record and beneficially, either directly or through subsidiaries, 51.97% of the outstanding shares of the LargeCap Growth Fund. The table below shows the percentage of the outstanding shares of each Class of the Technology Fund owned by Principal Life on September 16, 2002 and based on those holdings, its percentage of ownership at the effective time (3:00 p.m. C.S.T. on December 6, 2002):

                         PRINCIPAL LIFE'S        PRINCIPAL LIFE'S
                          TECHNOLOGY FUND      LARGECAP GROWTH FUND
                       PERCENTAGE OWNERSHIP    PERCENTAGE OWNERSHIP
     SHARE CLASS       ON SEPTEMBER 16, 2002   AT THE EFFECTIVE TIME
     -----------       ---------------------  -----------------------
  Advisors Preferred          100.00%                 100.00%
  Advisors Select              72.51                   85.57
  Preferred                    41.25                   41.74
  Select                      100.00                  100.00
  Institutional               100.00                  100.00
  Class J                       2.48                    1.74

The ultimate parent of Principal Life is Principal Financial Group, Inc.


As of September 16, 2002, the following shareholders owned 5% or more of the outstanding shares of any Class of the Funds:

                                                                   PERCENTAGE
 NAME                                      ADDRESS                OF OWNERSHIP
 ----                                     --------                ------------
LARGECAP GROWTH FUND - PREFERRED CLASS
 Chase Manhattan Bank NA
 F B O MacNeil/Lehrer Productions         One Chase Square
 Savings and 401(k) Plan                  Rochester, NY 14643        57.7%
TECHNOLOGY FUND - ADVISORS SELECT CLASS
 Trustar                                  P.O. Box 8963
 F B O Steere Enterprises Inc (401K)      Wilmington, DE 19899        15.7
 Trustar
 F B O Robbins Motor Transportation Inc   P.O. Box 8963
 401k plan                                Wilmington, DE 19899        11.7
TECHNOLOGY FUND - PREFERRED CLASS
 Chase Manhattan Bank NA                  One Chase Square
 F B O Western Exterminator Co 401(k)     Rochester, NY 14643         45.0
 Chase Manhattan Bank NA
 F B O Target Specialty Products 401k     One Chase Square
 profit sharing plan                      Rochester, NY 14643         13.4
TECHNOLOGY FUND - CLASS J
                                          944 E. Riverwalk Dr.
 Principal Life Insurance Company Cust.   Memphis, TN
 Conduit IRA of Albert Fred Harris, Jr.   38120-2600                   5.4


The Investors Fund does not know of any other person who owned at the record date, or will own at the effective time, of record or beneficially 5% or more of the outstanding shares of any of the Series.

                                    SUMMARY

The following is a summary of certain information contained or incorporated by reference in this prospectus/information statement. It is qualified in its entirety by the more detailed information appearing elsewhere or incorporated by reference in this prospectus/information statement.

THE PLAN
--------
You are being asked to approve the Plan, which provides for the combination of the Technology Fund with the LargeCap Growth Fund. The Technology Fund and LargeCap Growth Fund are each a series of Principal Investors Fund, Inc. ("Investors Fund"). Under the Plan, at the effective time on the closing date, the LargeCap Growth Fund will acquire all the assets and assume all the liabilities of the Technology Fund and issue to the Technology Fund shares of its Preferred Class, Advisors Preferred Class, Select Class, Advisors Select Class, Institutional Class and Class J common stock having a value equal to the net assets acquired attributable to each share class. Immediately thereafter, the Technology Fund will distribute all the LargeCap Growth Fund shares it receives to its shareholders who own the same class of the Technology Fund and thereby redeem all its outstanding shares. Each Technology Fund shareholder will receive LargeCap Growth Fund shares equal in value to the shares of the same class of the Technology Fund held by the shareholder at the effective time. If the Plan is approved, the effective time will be 3:00 p.m. C.S.T. on December 6, 2002, or such earlier or later date as management of the Investors Fund determines.

REASONS FOR THE PLAN
--------------------
The catalyst for the Plan is the recent announcement by the Principal Financial Group/(R)/ that it has reached a definitive agreement to sell significant portions of BT Financial Group businesses, including Principal Capital Global Investors Limited ("PCGIL"), the sub-advisor for the Technology Fund. As a result of this sale, PCGIL will not provide investment advisory services to the Technology Fund after October 31, 2002. The Manager will continue to provide investment advisory services to the Technology Fund after October 31, 2002 through the effective time. The Technology Fund has relatively small amounts of assets and has experienced limited sales of shares. The likelihood that the Technology Fund will achieve significant asset levels in the foreseeable future is low. The Board for the Investors Fund considered these and other factors, and determined that the proposed Plan would be in the best interests of the Technology Fund and its shareholders, that the terms of each Plan are fair and reasonable and that the interests of the shareholders of the Technology Fund will not be diluted as a result of the transactions contemplated by the Plan. The Board believes that the Plan will provide shareholders of the Technology Fund with an investment in a larger growth-oriented fund that has a significant portion of its assets invested in "technology" companies and that has a more favorable expense ratio than the Technology Fund. The table below reflects the investment performance of the Technology Fund and the LargeCap Growth Fund for the periods ended August 31, 2002.

                                                         TOTAL RETURN WITH MAXIMUM SALES CHARGE*
                        ----------------------------------------------------------------------------------------------------------
                                                                       ADVISORS                                     ADVISORS
                                       PREFERRED                       PREFERRED              SELECT                 SELECT
        SERIES                           CLASS                           CLASS                 CLASS                 CLASS
        ------          ----------------------------------------  ----------------      --------------------  --------------------
                                                   SINCE                      SINCE                 SINCE                  SINCE
                             1-YR.              INCEPTION**       1-YR.    INCEPTION**  1-YR.    INCEPTION**   1-YR.    INCEPTION**
                             -----              -----------       -----    -----------  -----    -----------   -----    -----------
 LargeCap Growth Fund        -20.61%              -30.40%         -20.79%    -30.56%    -20.61%    -30.40%    -20.94%     -30.63%
 Technology Fund             -35.56%              -44.12%         -35.80%    -44.29%    -35.74%    -44.20%    -36.04%     -44.47%

                                                                      TOTAL RETURN WITH MAXIMUM SALES CHARGE*
                                                -------------------------------------------
                                                                     INSTITUTIONAL
                    SERIES                                              CLASS                                 CLASS J
                    ------                      -------------------------------------------          -----------------------------

                                                                                  SINCE                1-YR.          SINCE
                                                                  1-YR.         INCEPTION              -----      INCEPTION***
                                                                  -----         ---------                         ------------
 LargeCap Growth Fund                                             -20.43%       -23.47%***            -21.94%        -24.67%
 Technology Fund                                                  -35.39%       -43.91%**             -36.77%        -38.98%


 *No front-end or back-end sales charge applies to any of the share classes, except Class J shares. A contingent deferred sales charge of 1.00% is charged on redemptions of Class J shares within 18 months of their purchase.
 **Inception Date of December 6, 2000.
 ***Inception Date of March 1, 2001.

INVESTMENT OBJECTIVES AND POLICIES
----------------------------------
The primary investment objective of both the LargeCap Growth Fund and the Technology Fund is to seek long-term growth of capital. The Technology Fund invests at least 80% of its assets in technology and telecommunication companies. The LargeCap Growth Fund invests at least 80% of its assets in companies with large market capitalizations (companies with market capitalizations similar to companies included in the Russell 1000 Growth Index). The LargeCap Growth Fund currently has approximately 20% of its assets invested in "technology" companies. Thus, while the risks of investing in stock funds in general are similar for each series, each has different risks due to the extent to which each is diversified.

INVESTMENT ADVISORY SERVICES
----------------------------
Principal Management Corporation ("the Manager") serves as investment advisor to the Investors Fund. The Manager has entered into a sub-advisory agreement with Invista Capital Management, LLC ("Invista") to provide investment advisory services to the LargeCap Growth Fund. Invista is an indirect wholly-owned subsidiary of Principal Life and an affiliate of the Manager. The Manager has entered into a sub-advisory agreement with Principal Capital Global Investors, LLC ("PCGIL") to provide investment advisory services to the Technology Fund. PCGIL is also an affiliate of the Manager.

The Manager pays Invista a smaller percentage of the fee it receives from the LargeCap Growth Fund compared to the percentage it pays to PCGIL from fees it receives from the Technology Fund. The Manager also currently waives a portion of the management fee, or pays expenses of, the Class J shares of each of the series. If the Plan is approved, the combined assets of the series will continue to be sub-advised by a sub-advisor affiliated with the Manager, the Manager will retain a larger portion of the advisory fees it will receive with respect to the assets formerly owned by the Technology Fund, and the overall amount of the management fee waiver or expense reimbursement for Class J shares by the Manager will be reduced.

FEES AND EXPENSES OF THE SERIES
-------------------------------
This table describes the fees and expenses that you may pay if you buy and hold shares of any of the series.

                                                         SHAREHOLDER FEES
                                            (FEES PAID DIRECTLY FROM YOUR INVESTMENT)
                                            -----------------------------------------
                                                            ADVISORS            ADVISORS
                                               PREFERRED   PREFERRED   SELECT    SELECT    INSTITUTIONAL
                                                 CLASS       CLASS      CLASS     CLASS        CLASS                     CLASS J
                                               ---------   ---------   ------   --------   -------------               ------------
  Maximum sales charge imposed on purchases
  (as a % of offering price)                      None        None      None      None          None                     None
  Maximum Contingent Deferred Sales Charge
  ("CDSC") (as a % of dollars subject to
  charge)                                         None        None      None      None          None                     1.00/(1)/
  Redemption or Exchange Fee                      None        None      None      None          None                     1.00/(2)/
                                               //                      //                                  /     /          /
 ///(1)/A contingent deferred sales charge of 1% applies on certain redemptions of shares made within 18 months after they are purchased.//
 ///(2)/
    Redemption fees or exchange fees are charged on redemptions or exchanges of $50,000 or more of shares redeemed within 30 days after they are purchased.


ONE-TIME FEES
      . Class J shares have no initial sales charge but may be subject to a CDSC. If you sell (redeem) shares and the CDSC is imposed, it will reduce the amount of sales proceeds.
      . A redemption fee or exchange fee of 1.00% is charged on redemptions or exchanges of Class J shares of $50,000 or more if the shares were purchased within 30 days of the redemption or exchange. The fee is calculated as a percentage of market value at the time the shares are redeemed or exchanged.

The operating expenses attributable to each share class of the series (as a percentage of the average daily net assets) for the fiscal year ended October 31, 2001 were as follows:

                                                         TECHNOLOGY FUND
                              ---------------------------------------------------------------------
                                         ADVISORS                 ADVISORS
                              PREFERRED  PREFERRED                 SELECT   INSTITUTIONAL
   FUND OPERATING EXPENSES      CLASS      CLASS    SELECT CLASS   CLASS        CLASS       CLASS J*
   -----------------------    ---------  ---------  ------------  --------  -------------   --------
 Management Fees                1.00%      1.00%       1.00%       1.00%        1.00%         1.00%
 12b-1 Fees                     0.00       0.31        0.00        0.37         0.00          0.50
 Other Expenses                 0.26       0.26        0.38        0.38         0.00          8.73
                                ----       ----        ----        ----         ----         -----
 Total Operating Expenses       1.26%      1.57%       1.38%       1.75%        1.00%        10.23%

                                                                          LARGECAP GROWTH FUND
                                     --------------------------------------------------------------------------
                                                            ADVISORS                               ADVISORS
                                         PREFERRED          PREFERRED                               SELECT
      FUND OPERATING EXPENSES              CLASS              CLASS           SELECT CLASS           CLASS
      -----------------------            ---------          ---------         ------------         --------
 Management Fees                             0.55%              0.55%             0.55%              0.55%
 12b-1 Fees                                  0.00               0.31              0.00               0.37
 Other Expenses                              0.26               0.26              0.38               0.38
                                        ---------          ---------              ----               ----
 Total Operating Expenses                    0.81%              1.12%             0.93%              1.30%
 *The Manager has voluntarily agreed to waive a portion of its fee for the Class J shares of the LargeCap Growth Fund and the
  Technology Fund. The Manager intends to continue the waiver and, if necessary, pay expenses normally payable by Class J shares of the LargeCap Growth Fund and the Technology Fund through the period ending February 28, 2003. The effect of the waiver is to reduce each series Class J share annual operating expenses. The waiver will maintain a total level of operating expenses for Class
  J shares of the LargeCap Growth Fund and the Technology Fund (expressed as a percent of average net assets attributable to Class J shares on an annualized basis) not to exceed:
   . 1.95% for the Technology Fund through October 31, 2002 and 2.50% thereafter through February 28, 2003.
   . 1.50% for the LargeCap Growth Fund through October 31, 2002 and 1.60% thereafter through February 28, 2003.


                                        INSTITUTIONAL
      FUND OPERATING EXPENSES               CLASS              CLASS J*
      -----------------------           -------------          --------
 Management Fees                            0.55%                0.55%
 12b-1 Fees                                 0.00                 0.50
 Other Expenses                             0.00                 7.23
                                            ----                 ----
 Total Operating Expenses                   0.55%                8.28%
 *The Manager has voluntarily agreed to waive a portion of its fee for the Class J shares of the LargeCap Growth Fund and the
  Technology Fund. The Manager intends to continue the waiver and, if necessary, pay expenses normally payable by Class J shares of the LargeCap Growth Fund and the Technology Fund through the period ending February 28, 2003. The effect of the waiver is to reduce each series Class J share annual operating expenses. The waiver will maintain a total level of operating expenses for Class
  J shares of the LargeCap Growth Fund and the Technology Fund (expressed as a percent of average net assets attributable to Class J shares on an annualized basis) not to exceed:
   . 1.95% for the Technology Fund through October 31, 2002 and 2.50% thereafter through February 28, 2003.
   . 1.50% for the LargeCap Growth Fund through October 31, 2002 and 1.60% thereafter through February 28, 2003.


The LargeCap Growth Fund's expenses, assuming implementation of the Plan on August 31, 2002, as a percentage of average daily net assets are as follows:

                                                                               LARGECAP GROWTH FUND
                                               ------------------------------------------------------------------
                                                                     ADVISORS                        ADVISORS
                                                  PREFERRED         PREFERRED         SELECT          SELECT
           FUND OPERATING EXPENSES                  CLASS             CLASS           CLASS*           CLASS
           -----------------------                ---------         ---------         ------         --------
  Management Fees                                   0.55%             0.55%            0.55%           0.55%
  12b-1 Fees                                        0.00              0.25             0.10            0.30
  Other Expenses                                    0.26              0.32             0.28            0.45
                                                    ----              ----             ----            ----
  Total Operating Expenses                          0.81%             1.12%            0.93%           1.30%
 *A Distribution Plan and Agreement was adopted by the Investors Fund pursuant to Rule 12b-1 for the Select Class shares effective
  June 10, 2002.
 **The Manager has voluntarily agreed to waive a portion of its fee for the Class J shares of the LargeCap Growth Fund. The Manager intends to continue the waiver and, if necessary, pay expenses normally payable by Class J shares of the LargeCap Growth Fund through the period ending February 28, 2003. The effect of the waiver is to reduce the LargeCap Growth Fund's Class J shares annual operating expenses. The waiver will maintain a total level of operating expenses for Class J shares of the LargeCap Growth
  Fund (expressed as a percent of average net assets attributable to Class J shares on an annualized basis) not to exceed 1.50%
  through October 31, 2002 and 1.60% thereafter through February 28, 2003.




                                                  INSTITUTIONAL
           FUND OPERATING EXPENSES                    CLASS              CLASS J**
           -----------------------                -------------          ---------
  Management Fees                                     0.55%                0.55%
  12b-1 Fees                                          0.00                 0.50
  Other Expenses                                      0.00                 7.23
                                                      ----                 ----
  Total Operating Expenses                            0.55%                8.28%
 *A Distribution Plan and Agreement was adopted by the Investors Fund pursuant to Rule 12b-1 for the Select Class shares effective
  June 10, 2002.
 **The Manager has voluntarily agreed to waive a portion of its fee for the Class J shares of the LargeCap Growth Fund. The Manager intends to continue the waiver and, if necessary, pay expenses normally payable by Class J shares of the LargeCap Growth Fund through the period ending February 28, 2003. The effect of the waiver is to reduce the LargeCap Growth Fund's Class J shares annual operating expenses. The waiver will maintain a total level of operating expenses for Class J shares of the LargeCap Growth
  Fund (expressed as a percent of average net assets attributable to Class J shares on an annualized basis) not to exceed 1.50%
  through October 31, 2002 and 1.60% thereafter through February 28, 2003.


The following is an example of the effect of the operating expenses of the series as of October 31, 2001. The examples assume (1) a 5% annual return, and
(2) the series' operating expenses remain the same. Although your actual costs may be higher or lower, you would pay the following expenses on a $10,000 investment in shares of the series, based upon these assumptions:

                                                                   NUMBER OF YEARS YOU OWN YOUR PREFERRED CLASS SHARES
                                                                  ----------------------------------------------------
                                                                    1 YEAR       3 YEARS       5 YEARS        10 YEARS
                                                                  -----------  ------------  ------------  ---------------
  LargeCap Growth Fund                                               $ 83          $259          $450          $1,002
  Technology Fund                                                     128           400           692           1,523

                          NUMBER OF YEARS YOU OWN YOUR ADVISORS PREFERRED CLASS SHARES
                         -------------------------------------------------------------
                            1 YEAR         3 YEARS         5 YEARS          10 YEARS
                         -------------  --------------  --------------  -----------------
  LargeCap Growth Fund       $114            $356            $617            $1,363
  Technology Fund             160             496             855             1,867

                           NUMBER OF YEARS YOU OWN YOUR SELECT CLASS SHARES
                          -------------------------------------------------
                            1 YEAR      3 YEARS      5 YEARS       10 YEARS
                          ----------  -----------  -----------  --------------
  LargeCap Growth Fund       $ 95        $296         $515          $1,143
  Technology Fund             140         437          755           1,657

                         NUMBER OF YEARS YOU OWN YOUR ADVISORS SELECT CLASS SHARES
                         ----------------------------------------------------------
                            1 YEAR        3 YEARS        5 YEARS         10 YEARS
                         ------------  -------------  -------------  ----------------
  LargeCap Growth Fund       $132          $412           $713            $1,568
  Technology Fund             178           551            949             2,062

                          NUMBER OF YEARS YOU OWN YOUR INSTITUTIONAL CLASS SHARES
                         --------------------------------------------------------
                            1 YEAR        3 YEARS        5 YEARS         10 YEARS
                         ------------  -------------  -------------  ----------------
  LargeCap Growth Fund       $ 56          $176           $307            $  689
  Technology Fund             102           318            552             1,225

                                   IF YOU SELL YOUR CLASS J SHARES
                          --------------------------------------------
                             NUMBER OF YEARS YOU OWN YOUR CLASS J SHARES
                          --------------------------------------------
                            1 YEAR      3 YEARS      5 YEARS       10 YEARS
                          ----------  -----------  -----------  --------------
  LargeCap Growth Fund       $253        $465        $  803         $1,757
  Technology Fund             297         600         1,032          2,233

                                IF YOU DO NOT SELL YOUR CLASS J SHARES
                          --------------------------------------------
                             NUMBER OF YEARS YOU OWN YOUR CLASS J SHARES
                          --------------------------------------------
                            1 YEAR      3 YEARS      5 YEARS       10 YEARS
                          ----------  -----------  -----------  --------------
  LargeCap Growth Fund       $150        $465       $803            $1,757
  Technology Fund             194         600           1,032        2,233

The following is an example of the effect of the operating expenses of the LargeCap Growth Fund, assuming implementation of the Plan on August 31, 2002. The examples assume (1) a 5% annual return, and (2) the series' operating expenses remain the same. Although your actual costs may be higher or lower, you would pay the following expenses on a $10,000 investment in shares of the LargeCap Growth Fund, based upon these assumptions:

                          NUMBER OF YEARS YOU OWN YOUR PREFERRED CLASS SHARES
                         ----------------------------------------------------
                           1 YEAR       3 YEARS       5 YEARS        10 YEARS
                         -----------  ------------  ------------  ---------------
  LargeCap Growth Fund       $83          $259          $450          $1,002

                          NUMBER OF YEARS YOU OWN YOUR ADVISORS PREFERRED CLASS SHARES
                         -------------------------------------------------------------
                            1 YEAR         3 YEARS         5 YEARS          10 YEARS
                         -------------  --------------  --------------  -----------------
  LargeCap Growth Fund       $114            $356            $617            $1,363

                           NUMBER OF YEARS YOU OWN YOUR SELECT CLASS SHARES
                          -------------------------------------------------
                            1 YEAR      3 YEARS      5 YEARS       10 YEARS
                          ----------  -----------  -----------  --------------
  LargeCap Growth Fund       $95         $296         $515          $1,143

                         NUMBER OF YEARS YOU OWN YOUR ADVISORS SELECT CLASS SHARES
                         ----------------------------------------------------------
                            1 YEAR        3 YEARS        5 YEARS         10 YEARS
                         ------------  -------------  -------------  ----------------
  LargeCap Growth Fund       $132          $412           $713            $1,568

                          NUMBER OF YEARS YOU OWN YOUR INSTITUTIONAL CLASS SHARES
                         --------------------------------------------------------
                            1 YEAR        3 YEARS        5 YEARS         10 YEARS
                         ------------  -------------  -------------  ----------------
  LargeCap Growth Fund       $56           $176           $307             $689

                                   IF YOU SELL YOUR CLASS J SHARES
                          --------------------------------------------
                             NUMBER OF YEARS YOU OWN YOUR CLASS J SHARES
                          --------------------------------------------
                            1 YEAR      3 YEARS      5 YEARS       10 YEARS
                          ----------  -----------  -----------  --------------
  LargeCap Growth Fund       $256        $474         $818          $1,791

                                IF YOU DO NOT SELL YOUR CLASS J SHARES
                          --------------------------------------------
                             NUMBER OF YEARS YOU OWN YOUR CLASS J SHARES
                          --------------------------------------------
                            1 YEAR      3 YEARS      5 YEARS       10 YEARS
                          ----------  -----------  -----------  --------------
  LargeCap Growth Fund       $154        $474         $818          $1,791

PURCHASES
---------
Shares of the LargeCap Growth Fund and the Technology Fund are offered for sale through Princor Financial Services Corporation ("Princor"), a broker-dealer that is also the principal underwriter for the Investors Fund, or other dealers which it selects.

ONGOING FEES
------------
The LargeCap Growth Fund and the Technology Fund pay ongoing fees to the Manager, and for some of the share classes, Princor and others who provide services to the fund. These fees reduce the value of each share you own.

DISTRIBUTION (12B-1) FEES
-------------------------
The Investors Fund has adopted a Distribution Plan under Rule 12b-1 of the Investment Company Act of 1940 for its Advisors Preferred, Advisors Select, Select and Class J shares for the LargeCap Growth Fund and the Technology Fund. Under each Distribution Plan, each series pays a fee to Princor based on the average daily net asset values attributable to these share classes. These ongoing fees pay expenses relating to distribution fees for sales of shares of the share classes and for services provided by Princor and other selling dealers to shareholders. Because they are ongoing fees, over time they may exceed other types of sales charges.

                                   12B-1 FEES
                                   ----------
 Advisors Preferred Class Shares     0.25%
 Advisors Select Class Shares...     0.30%
 Select Class Shares............     0.10%
 Class J Shares.................     0.50%


EXCHANGES
---------
Shares of the LargeCap Growth Fund and the Technology Fund may be exchanged, without payment of a sales charge or CDSC, for shares of the same class of other series of the Investors Fund. If Class J shares are exchanged for Class J shares of another series, the shares acquired will be subject to the applicable CDSC imposed by the new series; however, the holding period of the Class J shares exchanged is added to the holding period of the Class J shares acquired for purposes of determining the applicable charge.

REDEMPTION PROCEDURES AND FEES
------------------------------
Shares of the LargeCap Growth Fund and the Technology Fund may be redeemed at a price equal to the net asset value of the shares next computed following the receipt of a request for redemption in proper form. The amount you receive will be reduced by any applicable CDSC or redemption fee for Class J shares.

Generally, the sale proceeds are sent out on the next business day after the redemption order has been placed.


DIVIDENDS AND DISTRIBUTIONS
---------------------------
The LargeCap Growth Fund and the Technology Fund each pay its net investment income on an annual basis. Payments are made to shareholders of record on the business day prior to the payment date. The payment date is December 19th (or previous business day).

Net realized capital gains, if any, are distributed annually. Generally the distribution is made on the second business day of December. Payments are made to shareholders of record on the business day prior to the payable date. Capital gains may be taxable at different rates, depending on the length of time that the fund holds its assets.


Immediately prior to the reorganization, the LargeCap Growth Fund and the Technology Fund will pay a dividend or dividends which, together with all previous dividends, will have the effect of distributing to their respective shareholders all of their investment company taxable income for taxable years ending on or prior to the reorganization (computed without regard to any deduction for dividends paid) and all of its net capital gains, if any, realized in taxable years ending on or prior to the reorganization (after reduction for any available capital loss carry forward). Such dividends will be included in the taxable income of each series' respective shareholders.

FEDERAL INCOME TAX CONSEQUENCES OF THE PROPOSED COMBINATION
-----------------------------------------------------------
The combination will be a tax-free "reorganization" under Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"). In the opinion of tax counsel to the Investors Fund, no gain or loss will be recognized by a series or its shareholders in connection with the combination, and the tax cost basis of the LargeCap Growth Fund shares received by shareholders of the Technology Fund will equal the tax cost basis of their shares in the Technology Fund and their holding period of the LargeCap Growth Fund shares will include the time during which the shareholders held the Technology Fund shares.

COSTS AND EXPENSES
------------------
Principal Management Corporation will bear all out-of-pocket fees and expenses incurred by the series in connection with the transactions contemplated by the Plan.

CONTINUATION OF SHAREHOLDER ACCOUNTS
------------------------------------
At the effective time of the Plan, you will cease to be a shareholder of the Technology Fund and will become a shareholder of the LargeCap Growth Fund owning the same class of shares of the LargeCap Growth Fund having the same value as the investment you had in the Technology Fund at the effective time.

                             PRINCIPAL RISK FACTORS

The primary investment objective of both the LargeCap Growth Fund and the Technology Fund is to seek long-term growth of capital. Each series invests primarily in equity securities, but the Technology Fund invests at least 80% of its assets in technology and telecommunications companies; the LargeCap Growth Fund invests at least 80% of its assets in companies with large market capitalizations (companies with market capitalizations similar to those of companies included in the Russell 1000 Growth Index). The LargeCap Growth Fund is not required to invest in "technology" companies, but approximately 20% of its assets are currently invested in such companies. Thus, while the risks of investing in stock funds in general are similar for each, they have different risks due to the extent to which each is diversified. As with all mutual funds, as the values of the assets of each series rise or fall, the share prices change for each. If you sell your shares when their value is less than the price you paid, you will lose money.

MAIN RISKS
Because it purchases equity securities, each series is subject to the risk that prices of securities it owns will fall over short or extended periods of time. Individual companies may report poor results or be negatively affected by industry and/or economic trends and developments. In response, the price of securities issued by such companies may decline. These factors contribute to price volatility. In addition, foreign stocks carry risks that are not generally found in stocks of U.S. companies. These include the risk that a foreign security could lose value as a result of political, financial and economic events in foreign countries. In addition, foreign securities may be subject to securities regulators with less stringent accounting and disclosure standards than are required of U.S. companies.

In addition, the LargeCap Growth Fund is subject to the risk that its principal market segment, large capitalization growth stocks, may under-perform compared to other market segments or to the equity markets as a whole. The securities purchased by the LargeCap Growth Fund present greater opportunities for growth because of high potential earnings growth, but may also involve greater risks than securities that do not have the same potential.

The Technology Fund may invest in securities of companies with small to medium market capitalizations. While small companies may offer greater opportunities for capital growth than larger, more established companies, they also involve greater risk and should be considered speculative. Small to mid-sized companies may pose greater risk due to narrow product lines, limited financial resources, less depth in management or a limited trading market for their securities. Historically, these securities have fluctuated in price more than larger company securities, especially over the short-term.

The Technology Fund is also subject to the risk that its principal market segment, technology stocks, may under-perform compared to other market segments or to the equity markets as a whole. The competitive pressures of advancing technology and the number of companies and product offerings which continue to expand could cause technology companies to become increasingly sensitive to short product cycles and aggressive pricing. To the extent that the Technology Fund's investments are concentrated in issuers conducting business in the same industry, the Technology Fund is subject to legislative or regulatory changes, adverse market conditions and/or increased competition affecting that industry.

                                    THE PLAN

PLAN OF ACQUISITION
-------------------
The terms of the Plan are summarized below. The summary is qualified in its entirety by reference to the Plan, a copy of which is attached as Appendix A.

Under the Plan, the LargeCap Growth Fund will acquire all the assets and assume all the liabilities of the Technology Fund and will issue to the Technology Fund the number of shares of Common Stock of each share class of the LargeCap Growth Fund that has a net asset value equal to the net asset value attributable to
each share class of the Technology Fund.   We expect that the closing date will
be December 6, 2002, assuming shareholder approval of the Plan, and that the effective time will be the close of regular trading on the NYSE at 4:00 P.M., Eastern Standard Time, on that date. The series will determine their net asset values as of the effective time using the procedures described in the Investors Fund's prospectus (the procedures applicable to the LargeCap Growth Fund and the Technology Fund are indentical). The LargeCap Growth Fund will issue to the Technology Fund a number of shares of each share class equal to the value of the net assets of the Technology Fund shares of each share class outstanding at the effective time. The Technology Fund will be managed such that at the effective time it will hold only cash or other securities that are eligible investments for the LargeCap Growth Fund.


Immediately after the effective time, the Technology Fund will distribute to you its LargeCap Growth Fund shares of the same class as the shares you own of the Technology Fund in exchange for all your Technology Fund shares of that class. The Technology Fund shareholder will receive shares of the LargeCap Growth Fund that are equal in value to the shares of the class of the Technology Fund that are given up by the shareholder in the exchange. In connection with the exchange, the LargeCap Growth Fund will credit on its books an appropriate number of its shares to the account of the Technology Fund shareholder, and the Technology Fund will cancel on its books all its shares registered to the account of that shareholder. Any outstanding certificate for Technology Fund shares that is not surrendered will be deemed to represent the number of LargeCap Growth Fund shares for which the Technology shares have been exchanged. After the effective time, the Technology Fund will dissolve in accordance with applicable law.


The consummation of the transactions contemplated by the Plan for the Technology Fund is subject to the approval of the Plan by its shareholders. The Plan may be amended, but no amendment may be made to the Plan which in the opinion of the Board of Directors would materially adversely affect the interests of the shareholders of the Technology Fund after its shareholders have approved the Plan. The Board of Directors may terminate the Plan at any time before the effective time if it believes that consummation of the transactions contemplated by the Plan would not be in the best interests of the shareholders.


The Manager will pay all fees and out-of-pocket expenses incurred by the series in connection with the transactions contemplated by the Plan.

DESCRIPTION OF SECURITIES TO BE ISSUED
--------------------------------------
The share classes of the LargeCap Growth Fund are shares of common stock, par value $.01 per share. They have the same rights with respect to the LargeCap Growth Fund as the share classes of the Technology Fund have with respect to the Technology Fund. Each share is entitled to one vote and has equal rights with every other share as to dividends, earnings, voting, assets and redemption. There is no cumulative voting for directors. Shares are fully paid and non-assessable, have no preemptive or conversion rights and are freely transferable. Each fractional share has proportionately the same rights as are provided for a full share. As of September 16, 2002, the LargeCap Growth Fund had the following number of shares of each class outstanding:

                         NUMBER OF OUTSTANDING
        CLASS                    SHARES
        -----            ---------------------
  Advisors Preferred            125,143.75
  Advisors Select               125,140.70
  Preferred                     296,508.46
  Select                        125,140.30
  Institutional               4,230,215.74
  Class J                       965,360.81

REASONS FOR THE PROPOSED COMBINATION
------------------------------------
The catalyst for the Plan is the recent announcement by the Principal Financial Group/(R)/ that it has reached a definitive agreement to sell significant portions of BT Financial Group businesses, including Principal Capital Global Investors Limited ("PCGIL"), the sub-advisor for the Technology Fund. As a result of this sale, PCGIL will not provide investment advisory services to the Technology Fund after October 31, 2002. The Manager will continue to provide investment advisory services to the Technology Fund after October 31, 2002 through the effective time. The Technology Fund has a relatively small amount of assets and has experienced limited sales of shares. The likelihood that the Technology Fund will achieve significant asset levels in the foreseeable future is low. The Board of Directors considered these and other factors, and determined that the proposed Plan would be in the best interests of the Technology Fund and its shareholders, that the terms of the Plan are fair and reasonable and that the interests of the shareholders of the Technology Fund will not be diluted as a result of the transactions contemplated by the Plan.

The Plan has been approved by the Board of Directors of the Investors Fund, including all of the directors who are not "interested persons" as defined in
Section 2(a)(19) of the Investment Company Act. In approving the Plan, the Board considered the following factors, among others: (1) possible alternatives to the Plan; (2) the terms and conditions of the Plan and whether its implementation would result in dilution of shareholder interests or involve overreaching by any person concerned; (3) the advantages to the Technology Fund's shareholders of investing in a larger asset pool with greater diversification; (4) any direct or indirect fees or expenses incurred by the series as a result of the Plan; (5) expense ratios and available information regarding the fees and expenses of the series, including any change in fees or expenses to be paid or borne by shareholders of the Technology Fund (direct or indirectly) as a result of the Plan; (6) comparative investment performances of the series; (7) the direct or indirect federal income tax consequences of the Plan to shareholders of the Technology Fund; (8) the continuity of or changes in services to be provided to shareholders following implementation of the Plan; and (9) the compatibility of the investment objectives and policies of the series and changes with respect to the investment objectives and policies of the Technology Fund that will result from the Plan.

FEDERAL INCOME TAX CONSEQUENCES
-------------------------------
To be considered a tax-free "reorganization" under Section 368 of the Code, a reorganization must exhibit a continuity of business enterprise. Because the LargeCap Growth Fund will use a portion of the Technology Fund's assets in its business and will continue the Technology Fund's historic business, the combination of the Technology Fund with the LargeCap Growth Fund will exhibit a continuity of business enterprise. Therefore, the combination will be considered a tax-free "reorganization," under applicable provisions of the Code. In the opinion of tax counsel to the Investors Fund, no gain or loss will be recognized by any of the series or its shareholders in connection with the combination, the tax cost basis of the LargeCap Growth Fund shares received by shareholders of the Technology Fund will equal the tax cost basis of their shares in the Technology Fund, and their holding periods for the LargeCap Growth Fund shares will include their holding periods for the Technology Fund shares.

As of October 31, 2001, the Technology Fund had accumulated capital loss carryforwards in the amount of approximately $1,608,000. After the reorganization, these losses will be available to the LargeCap Growth Fund to offset its capital gains, although the amount of offsetting losses available in any given year may be limited. As a result of this limitation, it is possible that the LargeCap Growth Fund may not be able to use these losses as rapidly as the Technology Fund might have, and part of these losses may not be useable at all. The ability of the LargeCap Growth Fund to absorb losses in the future depends upon a variety of factors that cannot be known in advance, including the existence of capital gains against which these losses may be offset. In addition, the benefits of any capital loss carryfowards currently are available only to shareholders of the Technology Fund. After the reorganization, however, these benefits will inure to the benefit of all shareholders of the LargeCap Growth Fund.


The foregoing is only a summary of the principal federal income tax consequences of the combination and should not be considered to be tax advice. There can be no assurance that the Internal Revenue Service will concur on all or any of the issues discussed above. You may wish to consult with your own tax advisers regarding the federal, state, and local tax consequences with respect to the foregoing matters and any other considerations which may apply in your particular circumstances.

CAPITALIZATION
--------------
The following table shows the capitalization of the Technology Fund and the LargeCap Growth Fund separately, as of August 31, 2002, and combined in the aggregate (unaudited), as of that date, giving effect to the Plan:

                                                         TECHNOLOGY FUND
                             -----------------------------------------------------------------------
                             ADVISORS              ADVISORS
                             PREFERRED  PREFERRED   SELECT                 INSTITUTIONAL
                               CLASS      CLASS     CLASS    SELECT CLASS      CLASS       CLASS J
                             ---------  ---------  --------  ------------  -------------   -------
 Net Assets                  $364,197   $885,491   $500,557    $365,280     $4,613,170    $1,859,768
 Net Asset Value Per Share   $   3.64   $   3.66   $   3.62    $   3.65     $     3.68    $     3.57
 Shares Outstanding           100,116    242,256    138,177     100,116      1,253,998       520,539

                                                      LARGECAP GROWTH FUND
                            ----------------------------------------------------------------------
                            ADVISORS               ADVISORS
                            PREFERRED  PREFERRED    SELECT                 INSTITUTIONAL
                              CLASS      CLASS      CLASS    SELECT CLASS      CLASS       CLASS J
                            ---------  ---------   --------  ------------  -------------   -------

 Net Assets                 $653,263   $1,553,699  $651,458    $655,176     $19,598,117    $4,838,250
 Net Asset Value Per Share  $   5.22   $     5.24  $   5.21    $   5.24     $      5.14    $   5.07
 Shares Outstanding          125,144      296,424   125,140     125,140       3,813,832     953,867

                                                   COMBINED LARGECAP GROWTH FUND
                                                   ------------
                             ADVISORS                ADVISORS
                            PREFERRED   PREFERRED     SELECT                  INSTITUTIONAL
                              CLASS       CLASS       CLASS     SELECT CLASS      CLASS       CLASS J
                            ---------   ---------    --------   ------------  -------------   -------

 Net Assets                 $1,017,460  $2,439,190  $1,152,015   $1,020,456    $24,211,288    $6,698,017
 Net Asset Value Per Share  $     5.22  $     5.24  $     5.21   $     5.24    $      5.14    $   5.07
 Shares Outstanding            194,913     465,411     221,217      194,850      4,711,336     632,685

          MANAGEMENT'S DISCUSSION OF LARGECAP GROWTH FUND PERFORMANCE

The following discussion relates to the performance of the LargeCap Growth Fund during its most recent fiscal year, which ended October 31,2001.
LOGO

        GROWTH OF $10,000


        Cumulative Returns
        as of October 31, 2001
Class                  Life of Fund*
Advisors Preferred      -35.88%
Advisors Select         -35.98%
J                       -20.85%
Institutional           -19.66%
Preferred               -35.77%
Select                  -35.77%


        Russell   Standard &
         1000     Poor's/Barra     Morningstar          LargeCap
        Growth    500 Growth      Large Growth        Growth Fund,
         Index(3)   Index(2)       Category(1)       Advisors Select
         10           10             10                 10
"2001"   6.663        7.309          6.661              6.402


Note: Past performance is not predictive of future performance.
The performance of Advisors Preferred, Preferred, Select, Institutional, and Class J shares will vary from the performance of Advisors Select shares based on the differences in sales charges and fees.


Since inception, the LargeCap Growth Fund declined 35.98%, lagging the Russell 1000 Growth Index, which dropped 33.37%. Performance benefited from holdings in the financial and health care sectors, which held up during a difficult economic environment. Consumers remained relatively resilient during the year and the portfolio benefited from an overweighted position in these sectors. These positives were offset by the Fund's technology holdings, key components of information technology spending in the U.S. economy. As companies experienced flagging demand, capital spending was put on hold.


We continue to believe that we hold market share leaders in the critical parts of technology spending. Moreover, these companies have solid balance sheets and are well managed, suggesting they will weather the storm. Since technology company stock prices can anticipate a resurgence in capital spending by nine to twelve months, the portfolio is maintaining its positions in anticipation of an economic recovery in 2002.


Due to continuing concerns about the U.S. economy, growth stocks under performed value stocks for the past year. However, growth stocks have outperformed value since market lows established after the September 11 terrorist attacks. By October 31, the Federal Reserve (Fed) had aggressively lowered the fed funds rate from 6.5% to 2.5%. Moreover, inflation will likely remain tame due to slowing economic activity. Although we expect the economy to pause in the wake of the political events, we think the aggressive monetary and fiscal policy will eventually take hold. Accordingly, we think the recent rise in the stock market reflects expectations of an economic recovery later next year. If so, the rising stock market and low inflation will be a positive for growth stocks over the next 12 months.


We believe continuing declines in inflation will make growth stock investing very rewarding over the long term. In an economy where corporations are unable to raise prices, growth will be highly valued. Despite the difficult downturn in capital spending over the past year, U.S. corporations will continue their investments in innovation and productivity enhancing products once the economy improves. Technology, health care, financials, consumer cyclicals and communications will likely offer above average growth over the next three to five years.

 1) MORNINGSTAR LARGE GROWTH CATEGORY consists of large-cap growth funds that invest in big companies that are projected to grow faster than the overall stock market. Most of these funds focus on either companies in rapidly expanding industries with a high percentage of sales coming from foreign markets.
 2) S&P/BARRA 500 GROWTH INDEX is a market capitalization-weighted index of the stocks in the S&P 500 Index having the highest book to price ratios. The index consists of approximately half of the S&P 500 on a market capitalization basis.
 3) RUSSELL 1000 GROWTH INDEX is an index that measures the performance of those Russell 1000 companies with higher price to book ratios and higher forecasted growth values.

         COMPARISON OF INVESTMENT OBJECTIVES, POLICIES AND RESTRICTIONS

The investment objectives of the series are fundamental and certain investment restrictions which are designated as such in each series' prospectus or statement of additional information are fundamental policies that may not be changed without approval by the holders of the lesser of: (i) 67% of the series' shares present or represented at a shareholder's meeting at which the holders of more than 50% of such shares are present or represented by proxy; or (ii) more than 50% of the outstanding shares of the series. All other investment policies and restrictions are not fundamental and may be changed by the Investors Fund's Board of Directors without shareholder approval.

LARGECAP GROWTH FUND
--------------------
The LargeCap Growth Fund seeks long-term growth of capital.

LARGECAP GROWTH FUND STRATEGY
The LargeCap Growth Fund invests primarily in common stocks and other equity securities of large capitalization companies with strong earnings growth potential. Under normal market conditions, the LargeCap Growth Fund invests at least 80% of its assets in common stocks of companies with large market capitalizations (those with market capitalizations similar to companies in the Russell 1000 Growth Index) at the time of purchase. Market capitalization is defined as total current market value of a company's outstanding common stock.

The Sub-Advisor, Invista, uses a bottom-up approach (focusing on individual stock selection rather than forecasting stock market trends) in its selection of individual securities that it believes have an above average potential for earnings growth. Selection is based on fundamental analysis of a company relative to other companies with the focus being on Invista's assessment of current and future sales growth and operating margins. Companies meeting these criteria typically have progressed beyond the development stage and are focused on growing the business. Up to 25% of the LargeCap Growth Fund's assets may be invested in foreign securities.


Invista places strong emphasis on companies it believes are guided by high quality management teams with a proven ability to execute. In addition, the LargeCap Growth Fund attempts to identify and emphasize those companies that are market leaders possessing the ability to control pricing and margins in their respective industries. Invista constructs a portfolio that is "benchmark aware" in that it is sensitive to the sector (companies with similar characteristics) and security weightings of its benchmark. However, the LargeCap Growth Fund is actively managed and prepared to over- and/or under-weight sectors and industries differently from the benchmark.

TECHNOLOGY FUND
---------------
The Technology Fund seeks to achieve long-term growth of capital.

TECHNOLOGY FUND STRATEGY
Under normal market conditions, the Technology Fund invests at least 80% of its assets in common stocks and other securities of technology and telecommunications companies domiciled in any of the nations of the world. The Sub-Advisor, Principal Capital Global Investors, LLP ("PCGIL"), believes that as markets are becoming increasingly globalized, companies can no longer be researched on a purely regional basis. Companies are increasingly influenced by global, not just local trends, and for this reason PCGIL believes that analysis and research needs to be conducted in a global context. PCGIL considers companies in a broad range of technology-related industries, generally including: computers; software and peripheral products; electronics; communications equipment and services; and information services.

PCGIL selects securities for the Technology Fund based on its own global investment research. The research program is focused on three key criteria:
.. business franchise - considering factors such as the company's relationship with its suppliers and customers, the degree of rivalry with competitors as well as the exposure to regulatory and technological risk;
.. quality of management - assessing the company's management on its ability to execute current business plans, manage the capital invested in the business as well as the level of transparency with respect to strategy and operations; and
.. business valuation - determining the private market or "true business value" of the firm.

PCGIL's qualitative analysis is complemented by disciplined valuation techniques. These include proprietary models as well as conventional market measurements and industry specific models of relative value. This analytical framework ensures consistency and transparency throughout the research process. Portfolios are constructed and managed within predetermined guidelines that are regularly monitored by PCGIL.


In addition to having similar investment objectives, the LargeCap Growth Fund and the Technology Fund have many similar investment policies and restrictions.


TECHNOLOGY FUND AND LARGECAP GROWTH FUND INVESTMENT POLICIES AND RESTRICTIONS

Fundamental Restrictions
------------------------
Each of the following restrictions for the Technology Fund and LargeCap Growth Fund is a matter of fundamental policy and may not be changed without shareholder approval. The Technology Fund and LargeCap Growth Fund each may not:
  . Issue any senior securities as defined in the 1940 Act, as amended.
    Purchasing and selling securities and futures contracts and options thereon and borrowing money in accordance with restrictions described below do not involve the issuance of a senior security.
  . Invest in physical commodities or commodity contracts (other than foreign currencies), but it may purchase and sell financial futures contracts, options on such contracts, swaps and securities backed by physical commodities.
  . Invest in real estate, although it may invest in securities that are secured by real estate and securities of issuers that invest or deal in real estate. . Borrow money, except that it may a) borrow from banks (as defined in the
    1940 Act, as amended) or other financial institutions or through reverse repurchase agreements in amounts up to 33 1/3% of its total assets (including the amount borrowed); b) to the extent permitted by applicable law, borrow up to an additional 5% of its total assets for temporary purposes; c) obtain short-term credits as may be necessary for the clearance of purchases and sales of portfolio securities; and d) purchase securities on margin to the extent permitted by applicable law (the deposit or payment of margin in connection with transactions in options and financial futures contracts is not considered purchase of securities on margin).
  . Make loans, except that the series may a) purchase and hold debt obligations in accordance with its investment objective and policies; b) enter into repurchase agreements; and c) lend its portfolio securities without limitation against collateral (consisting of cash or securities issued or guaranteed by the U.S. Government or its agencies or instrumentalities) equal at all times to not less than 100% of the value of the securities loaned. This limit does not apply to purchases of debt securities or commercial paper.
  . Invest more than 5% of its total assets in the securities of any one issuer
    (other than obligations issued or guaranteed by the U.S. Government or its agencies or instrumentalities) or purchase more than 10% of the outstanding voting securities of any one issuer, except that this limitation shall apply only with respect to 75% of the total assets of the series.
  . Act as an underwriter of securities, except to the extent that the series may be deemed to be an underwriter in connection with the sale of securities held in its portfolio.
  . Concentrate its investments in any particular industry, except that the LargeCap Growth Fund may invest up to 25% of the value of its total assets in a single industry, provided that, when the series has adopted a temporary defensive posture, there shall be no limitation on the purchase of obligations issued or guaranteed by the U.S. Government or its agencies or instrumentalities. This restriction does not apply to the Technology Fund.
  . Sell securities short (except where the series holds or has the right to obtain at no added cost a long position in the securities sold that equals or exceeds the securities sold short).

Non-Fundamental Restrictions
----------------------------
The Technology Fund and LargeCap Growth Fund have also adopted the following restrictions that are not fundamental policies and that may be changed without shareholder approval. It is contrary to the Technology Fund and LargeCap Growth Fund's present policy to:
  . Invest more than 15% of its net assets in illiquid securities and in repurchase agreements maturing in more than seven days except to the extent permitted by applicable law.
  . Pledge, mortgage or hypothecate its assets, except to secure permitted borrowings. The deposit of underlying securities and other assets in escrow and other collateral arrangements in connection with transactions in put or call options, futures contracts and options on futures contracts are not deemed to be pledges or other encumbrances.
  . Invest in companies for the purpose of exercising control or management.
  . Enter into a) any futures contracts and related options for non-bona fide hedging purposes within the meaning of Commodity Futures Trading Commission
    (CFTC) regulations if the aggregate initial margin and premiums required to establish such positions will exceed 5% of the fair market value of the series' net assets, after taking into account unrealized profits and unrealized losses on any such contracts it has entered into; and b) any futures contracts if the aggregate amount of such series' commitments under outstanding futures contracts positions would exceed the market value of its total assets.
  . Invest more than 5% of its total assets in real estate limited partnership interests.
  . Acquire securities of other investment companies in reliance on Section
    12(d) (1) (F) or (G) of the 1940 Act.

The Technology Fund has also adopted a non-fundamental restriction which requires it, under normal circumstances, to invest at least 80% of its net assets in securities of technology and telecommunication companies. Technology related industries are defined broadly, and includes computers, software and peripheral products, electronics, communications equipment and services and information services.

The LargeCap Growth Fund has also adopted a non-fundamental policy which requires it, under normal market conditions, to invest at least 80% of its assets in securities of companies that have large market capitalization (companies with market capitalizations similar to market capitalization of companies included in the Russell 1000 Growth Index). In addition, the LargeCap Growth Fund may not invest more than 25% of its assets in foreign securities.

INVESTMENT ADVISORY SERVICES
----------------------------
Principal Management Corporation ("the Manager") serves as investment advisor to the Investors Fund. The Manager has entered into a sub-advisory agreement with Invista Capital Management, LLC ("Invista") to provide investment advisory services to the LargeCap Growth Fund. Invista is an indirect wholly-owned subsidiary of Principal Life Insurance Company and an affiliate of the Manager. The LargeCap Growth Fund paid the Manager a fee equal to 0.55% (0.0% for the Class J shares after waiver) of the LargeCap Growth Fund's average daily net assets for services provided during the fiscal year ended October 31, 2001 and the Manager paid Invista a sub-advisory fee equal to 0.07% of such assets.

The Manager has entered into a sub-advisory agreement with Principal Capital Global Investors LLC ("PCGIL") to provide investment advisory services to the Technology Fund. PCGIL is also an affiliate of the Manager. The Technology Fund paid the Manager a fee equal to 1.00% (0.0% for the Class J shares after waiver) of the Technology Fund's average daily net assets for services provided during the fiscal year ended October 31, 2001 and the Manager paid PCGIL a sub-advisory fee of 0.50% of such assets.


If the Plan is approved, the combined assets of the Technology and LargeCap Growth Funds will continue to be sub-advised by a sub-advisor affiliated with the Manager, the Manager will retain a larger portion of the advisory fees it will receive with respect to the assets formerly owned by the Technology Fund and the amount of the management fee waiver or expense reimbursement for Class J shares by the Manager will be reduced.

                    ADDITIONAL INFORMATION ABOUT THE SERIES

Additional information about the series is available in their semi-annual reports to shareholders for the six months ended April 30, 2002, in their annual reports to shareholders for the year ended October 31, 2001 and in the following documents which have been filed with the SEC: prospectus and Statement of Additional Information for the Investors Fund (including the LargeCap Growth Fund and Technology Fund) dated May 21, 2002; and statement of additional information for the registration statement of which this prospectus/information statement is a part, dated October 16, 2002. You may obtain copies of the semi-annual and annual reports to shareholders, the prospectuses and the statements of additional information by contacting Princor Financial Services Corporation at Des Moines, Iowa 50392-0200, or by telephoning shareholder services toll-free at 1-800-247-4123.


Each of the series is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and the Investment Company Act, as
applicable.   Accordingly, each files reports, proxy materials and other information with the SEC. You may inspect those reports, proxy materials and other information at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D. C. 20549. Copies of such materials also may be obtained from the Public Reference Branch, Office of Consumer Affairs and Information Services, Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D. C. 20549, at prescribed rates, or at no charge from the EDGAR database on the Commission's website at "www.sec.gov."

                           PROPOSALS OF SHAREHOLDERS

A shareholder who has an issue that he or she would like to have included in the agenda at a Principal Investors Fund shareholder meeting should send the proposal to the Fund at the Principal Financial Group, Des Moines, Iowa 50392-0200. To be considered for presentation at a shareholders meeting, the proposal must be received a reasonable time before a solicitation is made for such meeting. Timely submission of a proposal does not necessarily mean that such proposal will be included.

                                 OTHER BUSINESS

We do not know of any business to be brought before the meeting other than the matters set forth in this prospectus/ information statement.

                                  APPENDIX A:

                            PRINCIPAL INVESTORS FUND
                              PLAN OF ACQUISITION
                    TECHNOLOGY FUND AND LARGECAP GROWTH FUND

The Board of Directors of Principal Investors Fund (the "Fund") deem it advisable that the LargeCap Growth Fund of the Fund acquire all of the assets of the Technology Fund in exchange for the assumption by the LargeCap Growth Fund of all of the liabilities of the Technology Fund and shares issued by the LargeCap Growth Fund which are thereafter to be distributed by the Technology Fund pro rata to its shareholders in complete liquidation and termination of the Technology Fund and in exchange for all of the Technology Fund's outstanding shares.

The Technology Fund will transfer to the LargeCap Growth Fund and the LargeCap Growth Fund will acquire from the Technology Fund, all of the assets of the Technology Fund on the Closing Date and will assume from the Technology Fund all of the liabilities of the Technology Fund in exchange for the issuance of the number of shares of the LargeCap Growth Fund determined as provided in the following paragraphs, which will be subsequently distributed pro rata to the shareholders of the Technology Fund in complete liquidation and termination of the Technology Fund and in exchange for all of the Technology Fund's outstanding shares. The Technology Fund will not issue, sell or transfer any of its shares after the Closing Date, and only redemption requests received by the Technology Fund in proper form prior to the Closing Date shall be fulfilled by the Technology Fund. Redemption requests received by the Technology Fund thereafter will be treated as requests for redemption of those shares of the LargeCap Growth Emerging Markets Fund allocable to the shareholder in question.

Each Fund will declare to its shareholders of record on or prior to the Closing Date a dividend or dividends which, together with all previous such dividends, shall have the effect of distributing to its shareholders all of its income (computed without regard to any deduction for dividends paid) and all of its net realized capital gains, if any, as of the Closing Date;

On the Closing Date, the LargeCap Growth Fund will issue to the Technology Fund a number of full and fractional shares of the LargeCap Growth Fund, taken at their then net asset value, having an aggregate net asset value equal to the aggregate value of the net assets of the Technology Fund. The aggregate value of the net assets of the Technology Fund and the LargeCap Growth Fund shall be determined in accordance with the then current Prospectus of the LargeCap Growth Fund as of closing of the New York Stock Exchange on the Closing Date.

The closing of the transactions contemplated in this Plan (the "Closing") shall be held at the offices of Principal Management, 680 8th Street, Des Moines, Iowa 50392-0200 at 3:00 p.m. Central Standard Time on December 6, 2002 or on such earlier or later date as fund management may determine. The date on which the Closing is to be held as provided in this Plan shall be known as the "Closing Date."

In the event that on the Closing Date (a) the New York Stock Exchange is closed for other than customary week-end and holiday closings or (b) trading on said Exchange is restricted or (c) an emergency exists as a result of which it is not reasonably practicable for the LargeCap Growth Fund or the Technology Fund to fairly determine the value of its assets, the Closing Date shall be postponed until the first business day after the day on which trading shall have been fully resumed.

As soon as practicable after the Closing, the Technology Fund shall (a) distribute on a pro rata basis to the shareholders of record of the Technology Fund at the close of business on the Closing Date the shares of the LargeCap Growth Fund received by the Technology Fund at the Closing in exchange for all of the Technology Fund's outstanding shares, and (b) be liquidated in accordance with applicable law and the Fund's Articles of Incorporation.

For purposes of the distribution of shares of the LargeCap Growth Fund to shareholders of the Technology Fund, the LargeCap Growth Fund shall credit on the books of the LargeCap Growth Fund an appropriate number of shares of the LargeCap Growth Fund to the account of each shareholder of the Technology Fund. No certificates will be issued for shares of the LargeCap Growth Fund. After the Closing Date and until surrendered, each outstanding certificate, if any, which, prior to the Closing Date, represented shares of the Technology Fund, shall be deemed for all purposes of the Fund's Articles of Incorporation and Bylaws to evidence the appropriate number of shares of the LargeCap Growth Fund to be credited on the books of the LargeCap Growth Fund in respect of such shares of the Technology Fund as provided above.

Prior to the Closing Date, the Technology Fund shall deliver to the LargeCap Growth Fund a list setting forth the assets to be assigned, delivered and transferred to the LargeCap Growth Fund, including the securities then owned by the Technology Fund and the respective federal income tax bases (on an identified cost basis) thereof, and the liabilities to be assumed by the LargeCap Growth Fund pursuant to this Plan.

All of the Technology Fund's portfolio securities shall be delivered by the Technology Fund's custodian on the Closing Date to the LargeCap Growth Fund or its custodian, either endorsed in proper form for transfer in such condition as to constitute good delivery thereof in accordance with the practice of brokers or, if such securities are held in a securities depository within the meaning of Rule 17f-4 under the 1940 Act, transferred to an account in the name of the LargeCap Growth Fund or its custodian with said depository. All cash to be delivered pursuant to this Plan shall be transferred from the Technology Fund's account at its custodian to the LargeCap Growth Fund's account at its custodian. If on the Closing Date the Technology Fund is unable to make good delivery to the LargeCap Growth Fund's custodian of any of the Technology Fund's portfolio securities because such securities have not yet been delivered to the Technology Fund's custodian by its brokers or by the transfer agent for such securities, then the delivery requirement with respect to such securities shall be waived, and the Technology Fund shall deliver to the LargeCap Growth Fund's custodian on or by said Closing Date with respect to said undelivered securities executed copies of an agreement of assignment in a form satisfactory to the LargeCap Growth Fund, and a due bill or due bills in form and substance satisfactory to the custodian, together with such other documents including brokers' confirmations, as may be reasonably required by the LargeCap Growth Fund.

This Plan may be abandoned and terminated, whether before or after action thereon by the shareholders of the Technology Fund and notwithstanding favorable action by such shareholder, if the Board of Directors believe that the consummation of the transactions contemplated hereunder would not be in the best interests of the shareholders of either Fund. This Plan may be amended by the Fund's Board of Directors at any time, except that after approval by the shareholders of the Technology Fund no amendment may be made with respect to the Plan which in the opinion of the Board of Directors materially adversely affects the interests of the shareholders of the Technology Fund.

Except as expressly provided otherwise in this Plan, Principal Management will pay or cause to be paid all out-of-pocket fees and expenses incurred by the Technology Fund or the LargeCap Growth Fund in connection with the transactions contemplated under this Plan, including, but not limited to, accountants' fees, legal fees, registration fees, printing expenses, transfer taxes (if any) and the fees of banks and transfer agents.


                         SPECIAL MEETING OF SHAREHOLDERS
                                       OF
                         PRINCIPAL INVESTORS FUND, INC.


680 8th Street, Des Moines, Iowa         November 20, 2002             2:00 p.m.

         A special meeting of the shareholders of the Principal Investors Fund, Inc.-Technology Fund (the "Corporation") was held at 680 8th Street, Des Moines, Iowa at 2:00 p.m. on November 20, 2002.

         The meeting was called to order by Mr. R. C. Eucher, who presided as chairman of the meeting. Ms. J. B. Schustek acted as secretary of the meeting. Also present was Mr. M. D. Roughton.

         The Secretary reported that of the 2,380,351.292 shares entitled to vote at the meeting, the holders of 2,196,596.778 shares were present at the meeting in person or by proxy. Mr. Eucher announced that a quorum was present and that the meeting was lawfully and properly convened.

         Mr. Eucher directed the Secretary to give a copy of the minutes of the last shareholder meeting to each shareholder who was present and requested a copy. With the unanimous consent of all shareholders present in person or by proxy, Mr. Eucher dispensed with the reading of the minutes of the last meeting of shareholders.

         Mr. Eucher discussed the Board of Director's proposal and recommended acquisition of the assets of the Corporation by Principal Investors Fund, Inc.-LargeCap Growth Fund and the subsequent dissolution of the Corporation. The following resolution was thereupon presented by the Secretary:

         "BE IT RESOLVED, that the Principal Investors Fund, Inc.- LargeCap Growth Fund, a series of Principal Investors Fund, Inc., will acquire all the assets and assume all the liabilities of the Technology Fund (the "Acquired Fund") and issue in exchange shares of its Preferred Class, Advisors Preferred Class, Select Class, Advisors Select Class, Institutional Class, and Class J common stock, and the Acquired Fund will distribute those shares to its Preferred Class, Advisors Preferred Class, Select Class, Advisors Select Class, Institutional Class, and Class J shareholders in redemption of all its outstanding shares and then dissolve."

         A motion was duly made and seconded that the resolution be adopted. Upon receiving the report from the Secretary, Mr. Eucher reported that the holders of 2,077,465.299 shares of the Corporation had voted in favor of the foregoing resolution, the holders of 102,224.226 shares had voted against, and the holders of 16,907.253 shares abstained. Mr. Eucher announced the resolution had been duly adopted.

         There being no further business, the meeting, on motion duly made, seconded and carried, was adjourned.


                                  /s/Jean B. Schustek
                                 ____________________________________
                                 Secretary of the Meeting